UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
HEALTH FITNESS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1580506

(State or Other Juris- diction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1650 West 82nd Street, Suite 1100
Bloomington, Minnesota 55431
(Address of Principal Executive Office and Zip Code)
1995 Employee Stock Purchase Plan
Amended and Restated 2005 Stock Option Plan
(Full Titles of the Plans)
Gregg O. Lehman
Health Fitness Corporation
1650 West 82nd Street, Suite 1100
Bloomington, Minnesota 55431
(952) 831-6830
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Alexander Rosenstein
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share (2)	Offering Price (2)	Registration Fee (3)
Options to Purchase Common Stock under the 1995 Employee Stock Purchase Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable upon exercise of options granted under the 1995 Employee Stock Purchase Plan	200,000 shares	$4.77	$954,000	$53.23
Options to Purchase Common Stock under the Amended and Restated 2005 Stock Option Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable upon exercise of options granted under the Amended and Restated 2005 Stock Option Plan	500,000 shares	$4.77	$2,385,000	$133.08
TOTAL:				$186.31

     (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plans.
     (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of the Registrant’s Common Stock as reported on the NYSE AMEX on June 16, 2009.
     (3) A registration fee of $186.31 was previously paid.

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE
     This Amendment No. 1 on Form S-8 (“Amendment No. 1”) amends the Registration Statement on Form S-8, Reg. No. 333-160080, as filed by the Registrant with the Securities and Exchange Commission on June 19, 2009 (the “Original Filing”), and is being filed by the Registrant solely to update the signature page thereto and the exhibit list. Except as otherwise stated herein, no other information contained in the Original Filing has been updated by this Amendment No. 1.
*************
     This Registration Statement registers 200,000 additional shares of Common Stock for issuance under the Registrant’s 1995 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), thus increasing the total number of shares registered for issuance under the Purchase Plan from 500,000 (as adjusted to reflect the one-for-two reverse stock split effected on October 6, 2008) to 700,000. The contents of the Registrant’s Registration Statements on Form S-8, Reg. No. 333-00876, Reg. No. 333-32424, Reg. No. 333-67632, Reg. No. 333-101049 and Reg. No. 333-136837, are incorporated herein by reference.
     This Registration Statement also registers 500,000 additional shares of Common Stock for issuance under the Registrant’s Amended and Restated 2005 Stock Option Plan (the “Option Plan”), thus increasing the total number of shares registered for issuance under the Option Plan from 1,500,000 (as adjusted to reflect the one-for-two reverse stock split effected on October 6, 2008) to 2,000,000. The contents of the Registrant’s Registration Statements on Form S-8, Reg. No. 333-00874, Reg. No. 333-116489 and Reg. No. 333-136835, are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington and State of Minnesota, on the 11th day of August, 2009.

HEALTH FITNESS CORPORATION

By:	/s/ Gregg Lehman
Gregg O. Lehman
President and Chief Executive Officer

     Each of the undersigned constitutes and appoints Gregg O. Lehman and Wesley W. Winnekins his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Health Fitness Corporation relating to the Company’s 1995 Employee Stock Purchase Plan, as amended, and the Company’s Amended and Restated 2005 Stock Option Plan (collectively, the “Plans”), any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and any or all future Form S-8 Registration Statements filed for the purpose of registering additional shares resulting from share increases under the Plans, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregg O. Lehman Gregg O. Lehman	President and Chief Executive Officer and Director (principal executive officer) and Director	August 11, 2009

/s/ Wesley W. Winnekins Wesley W. Winnekins	Chief Financial Officer and Treasurer (principal financial and accounting officer)	August 11, 2009

/s/ David F. Durenberger David F. Durenberger	Director	August 11, 2009

Signature	Title	Date

/s/ K. James Ehlen K. James Ehlen, M.D.	Director	August 11, 2009

/s/ Linda Hall Keller Linda Hall Keller	Director	August 11, 2009

/s/ Wendy D. Lynch Wendy D. Lynch	Director	August 11, 2009

/s/ Robert J. Marzec Robert J. Marzec	Director	August 11, 2009

/s/ John C. Penn John C. Penn	Director	August 11, 2009

	Director	August 11, 2009
Curtis M. Selquist

/s/ Mark W. Sheffert Mark W. Sheffert	Chairman of the Board	August 11, 2009

/s/ Rodney A. Young Rodney A. Young	Director	August 11, 2009

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
HEALTH FITNESS CORPORATION
Form S-8 Registration Statement
EXHIBIT INDEX

Exhibit
Number	Exhibit Description
5.1	Opinion and Consent of Fredrikson & Byron, P.A.*
23.1	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm*
24.1	Power of Attorney (included on the signature page hereof)
99.1	1995 Employee Stock Purchase Plan, as amended — incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated May 27, 2009
99.2	Amended and Restated 2005 Stock Option Plan — incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated May 21, 2007

*	Incorporated by reference to our Registration Statement on Form S-8, Reg. No. 333- 160080, as filed with the Securities and Exchange Commission on June 19, 2009.